Exhibit 99.2
Welcome to the Analyst and Investor Meeting March 6, 2008

Distraction osteogenesis is a technique for lengthening a long bone Used to fill large bony defects caused by: Traumatic segmental bone loss Congenital and acquired limb length discrepancy Deformity Chronic medical conditions (i.e. osteomyelitis) Rat Distraction Osteogenesis Model

Study Hypothesis Exogenous rhPDGF-BB will increase new bone formation Rate of healing (bone union) will increase with rhPDGF- BB administration The quantity of new bone formation will increase in a dose dependent manner with rhPDGF-BB

Model Mid-diaphyseal femoral lengthening Seven day latency period 7 mm lengthening over 21 days 2 x 0.17 mm per day Treatments Buffer Injectable Collagen + Buffer Injectable Collagen + rhPDGF-BB (100 ug/ml) Injectable Collagen + rhPDGF-BB (300 ug/ml) Injectable Collagen + rhPDGF-BB (1000 ug/ml) Outcome Measurements Micro Ct, Histology, X-rays Distraction Osteogenesis Rat Model (RIH)

Treatment and Data Acquisition Scheme for All Groups Distraction (shaded) Day 1 7 14 21 28 35 42 49 56 63 Injection: ? ? ? ? Faxitron X-ray ? ? ? ? ? ? ? ? ? µCT & Histology (n=3/pt) ? ? ? ? ? Distraction Osteogenesis Rat Model (RIH) Day 35

Progressive Bone Formation and Consolidation Day 35 Day 42 Day 56 Day 63 (Specimen B74 - 1,000 µg/ml rhPDGF-BB)

Comparative Evaluation of Treatment Groups at Day 49

Radiographs and µCT images from an animal treated with 300 µg/ml rhPDGF-BB. A) Day 28 (completion of distraction). B) Day 63 (euthanasia). C) µCT image, spanning inner two pins. D) µCT image in center of distraction gap A B C D

*Significantly different from combined controls MicroCT Analysis of Distracted Rat Femurs

*Significantly different from combined controls MicroCT Analysis of Distracted Rat Femurs

Overall, Union Rate Increased with rhPDGF-BB Treatment µCT Assessed Bone Union µCT Assessed Bone Union µCT Assessed Bone Union µCT Assessed Bone Union µCT Assessed Bone Union µCT Assessed Bone Union Day Buffer Collagen 100 µg/ml rhPDGF-BB 300 µg/ml rhPDGF-BB 1,000 µg/ml rhPDGF-BB 35 0/3 0/1 0/3 0/3 0/3 42 0/3 0/3 1/3 2/3 1/3 49 0/3 0/2 1/3 1/3 1/3 56 0/2 0/1 2/3 2/3 0/3 63 0/3 1/1 2/3 4/4 2/4 Total 1/22 (4.55%) 1/22 (4.55%) 19/47 (40.43%) 19/47 (40.43%) 19/47 (40.43%) Union assessed via µCT images Union rate of rhPDGF-BB treated animals was significantly greater than untreated animals (p=0.0127) Small sample sizes precluded evaluation of individual treatments and time points

Conclusions Treatment with rhPDGF-BB in bovine collagen Significantly increased mid-consolidation new bone formation Significantly increased overall union rate

Diabetic Rat Model (UMDNJ) Homology with Type I diabetes Mimics human setting for compromised healing Male BB Wistar rats - spontaneous onset of diabetes Incidence rate of 50% at 85 days Insulitis with beta-cell destruction Lethal within 5-10 days if not treated Treatment with insulin implant Maintain blood glucose levels (300-400 mg/dl) Poorly controlled diabetes

BIOMIMETIC THERAPEUTICS

Diabetic Rat Bone Augmentation Pilot Study

Model

- Diabetic female rats (~2 weeks post diabetic)
- Unilateral intramedullary injection into the femur

Treatments

- 0.3 mg/ml rhPDGF-BB + Collagen/β-TCP matrix "*GEM OS2*"
- Contralateral side – no injection

Outcome Measurement - 5 weeks post treatment

- uCT
- Histology

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Intramedullary Injection of GEM OS2 into the Femur of Diabetic Rats Increases Cortical Thickness- Pilot Study (UMDNJ) Cortical Thickness Analysis Buffer + Matrix Untreated Control % Change +7.5 Untreated Control % Change +32.9 PDGF 0.3 mg/ml + Matrix

GEMOS2 Injection Causes Formation of Periosteal Woven Bone Uninjected GEM OS2 0.3 mg/ml PDGF

Non-Human Primate Spine Bone Augmentation Study

Localized Bone Augmentation Concept - Stimulate focal enhancement of new bone formation in osteoporotic bones (e.g., vertebral body) Hypothesis -Treatment with rhPDGF-BB in an injectable matrix (GEM OS2) will lead to localized bone formation

BIOMIMETIC THERAPEUTICS

GEM OS2 Primate Spine Safety Study

Model

- Aged female baboons (~17 – 21 years old)
- Direct injection into the vertebral body

Treatments

- 1.0 mg/ml rhPDGF-BB + Collagen/β-TCP matrix "*GEM OS2*"
- Buffer + Collagen/β-TCP matrix
- Buffer alone

Outcome Measurements - pre-op, post-op, 1, 3, 6 & 9 months

- In-Life Outcomes: MRI, QCT, X-rays, Clinical observations, Serum chemistry, Hematology, Body weights
- Endpoint Outcomes: Necropsy, Micro CT, Histology

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GEM OS2 Primate Spine Safety Study

Animal #9055, rhPDGF-BB + matrix Pre-op Post-op 1-month 3-month 6-month T12 L2 L4 L6

GEM OS2 Injection Increases vBMD out to 9 Months Post-surgery

Appears safe - no signs of local or systemic toxicity Significantly enhanced bone density by 12 weeks which was maintained out to 36 weeks rhPDGF-BB + GEM OS2 matrix is a viable therapeutic option to enhance bone formation in osteoporotic vertebral bodies Summary - Bone Augmentation with rhPDGF-BB

Seven Ongoing Trials in Orthopedics GEM OS1 Stage Status Foot and Ankle Fusion US Pilot Positive results Canadian Pilot/Pivotal Positive results US Pivotal Enrolling EU Pivotal Enrolling Distal Radius Fx EU Pilot Positive results GEM OS2 Foot and Ankle Fusion Canadian Pilot Data anticipated H2 08 Distal Radius Fx EU Pilot Data anticipated H2 08

US Pivotal GEM OS1 Clinical Trial 28 centers - 28 centers approved for enrollment 396 patients - 125 patients randomized and enrolled Randomized 2:1 (GEM OS1 : Autograft) Primary endpoint - % fusion by CT scans at 6 months Non-inferiority to autograft Enrollment ongoing - Anticipate enrollment to be completed in the fall of 2008 Foot & Ankle Fusions

EU Pivotal GEM OS1 Clinical Trial Up to 10 centers - 7 centers approved for enrollment 125 patients - 65 patients enrolled Open label study (GEM OS1) Primary endpoint - % fusion by CT scans at 9 months Enrollment ongoing - Anticipate completing enrollment in Fall 2008 Foot & Ankle Fusions

Canadian GEM OS1 Registration Clinical Trial 3 centers 60 patients Open label study (GEM OS1) Primary endpoint - % fusion at 9 months Enrollment completed Foot & Ankle Fusions

Canadian GEM OS1 Registration Clinical Trial Filing Status - Based upon ongoing conversations with Health Canada related to the filing of the DLA, the need to hold a face-to-face meeting with BioMimetic has been eliminated. The Company is addressing comments provided by Health Canada and intends to file the DLA by the end of Q2 2008.

Summary of N. American Foot and Ankle rhPDGF Clinical Trials United States Canada Number of Centers 3 3 Number of Subjects 20 60 Type of Study Randomized, Controlled Open-Label (GEM OS1 only) Control Autograft None Inclusion Criteria Ankle/Hindfoot Midfoot/Hindfoot/Ankle Primary Endpoint Radiographic Healing/Union Radiographic Healing/Union Secondary Endpoints Function, Outcomes Scores, Pain Function, Outcomes Scores, Pain 29

Patient Demographics US Autograft N=6 US GEM OS1 N=14 CAN GEM OS1 N=60 Patient Age 43.7 55.2 53.4 Body Mass Index 30.5 29.8 29.0 % Smoking history 17% 50% 60% Revision - - 33% Injury/Deformity 83% PTI 17% PA 0% RA 64% PTI 14% PA 14% RA 14% Other 33% PTI 35% PA 10% RA 30

Types of Procedures Performed

	US Autograft (N=6)	US *GEM OS1* (N=14)	CAN *GEM OS1* (N=60)
Ankle/Hindfoot	6 (100%)	14 (100%)	34 (57%)
Ankle	2 (33%)	5 (36%)	10 (17%)
Subtalar	1 (17%)	3 (21%)	7 (12%)
Triple	3 (50%)	6 (43%)	14 (23%)
Other Isolated Hindfoot	0 (0%)	0 (0%)	5 (8%)
Midfoot/Forefoot	0 (0%)	0 (0%)	29 (48%)
Total # of Joints Treated	12	26	130

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United States United States Canada CT1 ABG GEM OS1 GEM OS1 Week 6 33% 39% 43% Week 12 50% 69% 68% Radiographs2 Week 24 80% 100% 84% Clinical Success Week 24 100% 85% 90% Results: Radiographic and Clinical Union Independent Radiologist Assessment: 1. Fusion on CT: Bridging bone ^ 50% across joint 2. Radiographic Union: Bridging bone on ^ 2 aspects 32

United States United States Canada* AOFAS ABG GEM OS1 GEM OS1 Baseline 36.3 39.2 41.7 Week 24 74.2 66.0 64.9 Results: Safety and AOFAS Scores No device related SAEs reported to date *Hindfoot / ankle only 33

United States United States Canada ABG GEM OS1 GEM OS1 Fusion Site Pain (VAS) Week 12 22.2 17.3 N/A Donor Site Pain (VAS) Week 12 14.9 0 0 Procedure Time (minutes) 144 118 105 Results: Donor Site Pain and Procedure Time 34

Discussion In addressing difficult bone healing challenges, we need to pay careful attention to basic bone biology Non-unions in foot/ankle fusions remain unacceptably high, particularly in patients with one or more risk factors These studies compared rhPDGF + ^-TCP matrix (GEM OS1) to ABG in a total of 80 patients As with all grafting materials, care must be taken to avoid overfilling the joint space with TCP 37

Discussion Results achieved with rhPDGF/TCP were comparable to published ABG data US and Canadian studies produced similar results rhPDGF treated patients were spared pain and morbidity of bone graft harvest rhPDGF treated patients experienced shorter operative time, by approximately 30 minutes 38

Conclusions GEM OS1 appears to be a safe and effective alternative to ABG without graft harvest morbidity The results of this trial have led to an FDA approved, 396 patient, 28 center RCT Study Challenges/Lessons Learned Standard x-rays are not the best tool to evaluate fusion progress; pivotal study will use CT as primary radiologic measure (independent review) Radiographic and clinical results may diverge; treat patients not x- rays +/- bone graft material, fusion depends on direct apposition of joint surfaces and good IF technique 39